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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF PENTON MEDIA INC.


1.   Donohue Meehan Publishing Company, an Illinois corporation.

2. Internet World Media, Inc., a Delaware corporation, and its wholly-owned subsidiaries:
     A. Penton Business Media London Limited, a United Kingdom corporation;
     B. One, Inc., a Colorado corporation;
     C. Boardwatch Magazine, Incorporated, a Colorado corporation;
     D. Penton Internet, Inc., a Delaware corporation;
     E. Penton Media Australia Pty. Limited, an Australian corporation; and
     F. Penton Media Ireland Limited, an Ireland corporation.

3.  New Hope International Limited, a United Kingdom corporation.

4. Penton Business Media (Holdings) London Limited, a United Kingdom corporation, and its wholly-owned subsidiaries:
    A. Equity Information Exchange Limited, a United Kingdom corporation;
    B. Penton Media (Europe) Limited, a United Kingdom corporation, and its wholly-owned subsidiary:
       a. Hillgate Communications Limited, a United Kingdom corporation, and its wholly-owned subsidiary:
          (1) Hillgate Custom Publishing, a United Kingdom corporation;
    C. Service Exhibitions Limited, a United Kingdom corporation;
    D. Penton Media International Limited, a United Kingdom corporation, and its 60% ownership subsidiary:
       a. Penton Media Spain S.A., a Spain corporation; and
    E. Lightspeed Integrated Media Limited, a United Kingdom corporation.

5.  Stardust.com, a California corporation.

6.  Streaming Media, Inc., a California corporation.

7. Duke Investments, Inc, a Colorado corporation, and its wholly-owned subsidiary:
    A. Duke Communications International, Inc., a Colorado corporation, and its wholly owned subsidiary:
       a. Duke Communications Europe Limited, a United Kingdom corporation.

8.  PTS Delaware, Inc., a Delaware corporation.

9.  Tech Conferences, Inc., a Connecticut corporation.

10. Healthwell.com, Inc., a Delaware corporation.



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11. ComMunic GmbH Kongresse-Messen Seminare, a Germany corporation.

12. Penton Media, S. de R.L. de C.V., a Mexico corporation.

13. Penton Media Asia Limited, a Hong Kong corporation.

14. Penton Media France (SAS), a France corporation.

15. Service Management Publication Limited, a United Kingdom Corporation.